VOTE BY TOUCH-TONE PHONE OR THROUGH THE INTERNET
          CALL TOLL-FREE: 1-888-221-0697 OR VISIT WWW.PROXY.STRONG.COM


                            STRONG ADVISOR FOCUS FUND


                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

              THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby revokes all previous proxies and constitutes and appoints Susan A. Hollister and Richard W. Smirl as proxies, each with power to act without the other, and with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Strong Advisor Focus Fund ("Fund"), a series of Strong Common Stock Fund, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund ("Meeting") to be held at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 on September 13, 2002, at 9:00 a.m., Central Time, and at any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated July 15, 2002, receipt of which is hereby acknowledged.

DATE: _________________________, 2002

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy Card. If joint owners, EITHER owner may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Signature(s)      (Title(s), if applicable)


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                   WE NEED YOUR VOTE BEFORE SEPTEMBER 13, 2002
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PLEASE, your vote is important and as a shareholder, you are asked to be at the Meeting either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to vote by proxy. You can do this in one of three ways: by
(1) completing, signing, dating, and promptly returning this Proxy Card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone number at 1-888-221-0697, or (3) voting on the Strong web site at www.proxy.strong.com. Your prompt voting by proxy will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or through the web site), or by telephone at 1-888-221-0697, of such revocation at any time before the Meeting.

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                             THANK YOU FOR YOUR TIME


                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS
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This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the proposals and in the discretion of the proxies as to any other matters that may properly come before the Meeting. Please indicate by filling in the appropriate box below.

1. To approve the Agreement and Plan of        FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
   Reorganization, including an amendment
   to the Articles of Incorporation of
   Strong Common Stock Fund, Inc., as
   described in the Proxy Statement/
   Prospectus, and the transactions it
   contemplates.

2. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the Meeting.

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               To be completed and signed on reverse side of card